Exhibit 10.38

Amendment to Employment Agreement

Svante Mogefors (the “Employee”) and Autoliv, Inc., a Delaware corporation (the “Company”), together referred to as “the Parties”, hereby amend the Employment Agreement dated January 23, 2020 (the “Agreement”).

This amendment (the “Amendment”) to the Agreement is made between the Parties on the date listed on the signature page below.

1.
Role

1.1
As of January 15, 2023, the Employee shall become “Senior Advisor to the Chief Executive Officer of the Company” with such duties, responsibilities, and authority as shall be assigned to him by the Chief Executive Officer
1.2
Employee shall no longer serve as and shall no longer be a member of the Executive Management Team of the Company.
1.3
As of January 15, 2023, the Employee shall cease to be an executive officer of the Company, cease to be a member of the Executive Management Team of the Company, and shall no longer be deemed a Section 16 officer, PDMR, and Rule 144 Affiliate.

2.
Termination Date

2.1 The Agreement shall automatically terminate on July 15, 2023 (the “Termination Date”).

2.2 Until the Termination Date, the Employee shall continue to be paid / provided with the base salary, defined pension contributions, and benefits provided immediately prior to the date of this Amendment.

3.
Short-Term Incentive for 2023

3.1 The Employee’s 2023 Short-Term Incentive shall be paid, if at all, in the first quarter of 2024 based on the actual performance of the Company. The payment will be calculated pro-rata based on the actual days of employment in 2023.

4.
Long-Term Incentive for 2023

4.1 The outstanding Long-Term Incentive grants made to the Employee will be treated in accordance with the respective grant agreements and the employment will end as qualifying retirement on the Termination Date.

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All outstanding RSUs will accelerate and vest with immediate effect on the Termination Date.

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All outstanding PSUs would vest, if at all, on the previously communicated vesting dates based on the actual performance of the Company.

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All outstanding stock options will continue to be exercisable during the two (2) years following the Termination Date, provided they are above the exercise price on the day of exercise.

4.2 No Long-Term Incentive or other new equity grant will be made to the Employee in 2023.

5.
Other Payments

5.1 Within a month following the Termination Date, the Employee will be paid an amount equivalent to accrued, but not used, vacation days calculated according to Company rules and legislation.

5.2 The termination of the Agreement shall not trigger any additional payments.

5.3 All other terms and conditions of the Agreement remain unchanged.

This Amendment has been entered into and is effective as of December 5, 2022.

Employee:

Svante Mogefors

The Company:

Mikael Bratt

President and CEO

Per Ericson

EVP, Human Resources and Sustainability

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